UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 5, 2019

Shengshi Elevator International Holding Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213608	38-3995730
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.12, Yingtai Road, Dalang Street, Longhua District

ShenZhen, China

(Address of principal executive offices)

+86-18503010555

(Registrant’s telephone number, including area code)

Galem Group, Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On September 5, 2019, Galem Group Inc. (the “Company”), amended its articles of incorporation change its name to Shengshi Elevator International Holding Group Inc. The change was made in anticipation of entering into a share exchange agreement (the “Share Exchange Agreement”) with Shengshi International Holdings Co., Ltd.  (“Shengshi International”), a Cayman Islands corporation.

On September 11, 2019, the Board of Directors of the Company resolved to change the fiscal year end of the Company to December 31. This change was done in anticipation of the transactions contemplated in the Share Exchange Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on September 5, 2019.

99.1	Resolutions of the Board of Directors of the Company changing the fiscal year end to December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2019

Shengshi Elevator International Holding Group Inc.

/s/ Jun Chen
By:	Jun Chen
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on September 5, 2019.

99.1	Directors Resolutions, Dated September 11, 2019.

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